UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION STATEMENT

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Securities Exchange Act of 1934

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GULFMARK ENERGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

GULFMARK ENERGY, INC.

45 NE Loop 410, Ste. 495

San Antonio, TX 78216

(210) 524-9725

INFORMATION STATEMENT

AND NOTICE OF ACTION TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

Gulfmark Energy Shareholder:

On September 6, 2011, Gulfmark Energy's board of directors recommended that the Company change its name from Gulfmark Energy, Inc. (the "Company") to Gambit Energy, Inc.

The recommended name change is in response to an alleged trademark claim by another Texas company doing business since 1992 as Gulfmark Energy, Inc.  The Company has been notified that other Texas company filed a legal proceeding against the Company alleging the Company had infringed upon its trademark.  We have entered into settlement negotiations. We intend to change our name on, or before October 31, 2011 in the interest of avoiding costly legal proceedings.

This information is being provided to the shareholders of Gulfmark Energy, Inc. (the "Company"), in connection with our prior receipt of approval by written consent,  in lieu of a special meeting,  of the holder of a majority of our common and preferred stock authorizing an amendment to our Articles of Incorporation changing our corporate name to Gambit Energy, Inc.

The shareholders holding shares representing 98.2% of the common stock votes and 100% of the Series A Preferred Stock votes, entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholder will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company's Board of Directors approved these actions on September 6, 2011 and recommended that the Articles of Incorporation be amended in order to effectuate the corporate name change.

The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State.  The name change will be effective when filed.  The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our shareholders.

If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of the shareholders to approve the Amendments is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section  provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendments as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company on September 6, 2011 (the "Record Date").

The date on which this Information Statement was first sent to the shareholders is on, or about ________________, 2011.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company on September 6, 2011, (the "Record Date").

Notice Pursuant to Section 78.320 of the Nevada Revised Statutes

Pursuant to Section 78.320 of the NRS, we are required to provide prompt notice of the taking of the corporate action without a meeting to the holders of record of our Common Stock who have not consented in writing to such action. This Information Statement is intended to provide such notice.

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement.

Proposals by Security Holders

As of the date of this Information Statement, no security holder proposals have been received by the Company.

No Rights of Appraisal

Under the laws of Nevada, the Company’s shareholders are not entitled to appraisal rights with respect to the Amendment and the Company will not independently provide its shareholders with any such right.

No Dissenter's Rights

Under Nevada Law, shareholders are not entitled to dissenting shareholder rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Outstanding Voting Stock of the Company

As of the Record Date, there were 27,292,206 shares of Common Stock and 11,000,000 shares of Series A Preferred shares issued and outstanding.  The Common and Series A Preferred shares constitute the outstanding classes of voting securities of the Company.   Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders. Each share of Series A Preferred Stock entitles the holder to twenty (20) votes on all matters submitted to the shareholders.

Purpose and Effect of the Name Change

The Company's Board of Directors is taking action to change the corporate name from Gulfmark Energy, Inc. to Gambit Energy, Inc. in order to avoid trademark confusion in the marketplace as it relates to a competing oil and gas company in the State of Texas.

Security Ownership of Certain Owners and Management

The following Table sets forth the Common Stock ownership information as of September 6, 2011, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common, (ii) each director of the Company, (iii) each person filing a written consent to the adoption of the actions described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.  Unless otherwise indicated, the business address of each person listed is the Company's address. The percentages were based on 27,292,206 common shares and 11,000,000 Series A Preferred shares issued and outstanding as of September 6, 2011.

Table 1.   Management and Shareholders Voting For the Corporate Action

Name of Beneficial Owner	Amount/Nature of Beneficial Ownership	Percent of Class(1)

a. Class of Common Stock

Michael Ward	10,800,001	39.57%
Royis Ward	10,800,001	39.57%
Gregory Wilson	4,000,001	14.65%
Sam Simon	1,200,001	4.39%

Total	26,800,004	98.2%

b. Class of Series A Preferred Stock

Michael Ward	5,000,000	45.45%
Royis Ward	5,000,000	45.45%
Gregory Wilson	1,000,000	9.10%

Total	11,000,000	100.0%

Table 2.   Management Voting For the Corporate Action

a. Class of Common Stock

Michael Ward	10,800,001	39.57%
Royis Ward	10,800,001	39.57%

Total	21,600,002	79.14%

b. Class of Series A Preferred Stock

Michael Ward	5,000,000	45.45%
Royis Ward	5,000,000	45.45%

Total	11,000,000	90.9%
(1) Michael and Royis Ward are Company officers and directors. Royis Ward is the father of Michael Ward.

Common Stock

The Corporation is authorized to issue 1,100,000,000 common shares, par value $0.001 per share.  As of September 12, 2011, there are 27,292,206 common shares issued and outstanding.

All of the shares of Common Stock have equal voting rights and power without restriction in preference.

Voting Rights. Each stockholder, on each matter submitted to a vote at a meeting of stockholders, has one vote for each share registered in the stockholder’s name on the books of the Company. A quorum at any annual or special meeting of stockholders consists of stockholders representing, either in person or by proxy, a majority of the outstanding shares of the Company, entitled to vote at such meeting. The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of stockholders at which a quorum is presented, is sufficient to transact business.

Dividend rights. The Board of Directors may, from time to time, declare and the Company may pay dividends on its outstanding shares of Common Stock in cash, property, or its own shares, except when the Company is insolvent or when the payment thereof would render the Company insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Company’s governing documents or applicable law. The Company has never paid, and has no plans to pay, any dividends on its shares of Common Stock.

Preferred Stock

We are authorized to issue 50,000,000 shares of Preferred Stock, par value $0.001 per share. There is no per share stated value.

The Company is authorized to issue 11,000,000 Series A Preferred Shares.  As of September 12, 2011, there are 11,000,000 Series A Preferred Shares issued and outstanding. Each Series A preferred share has Twenty (20) votes per share at any meeting of shareholders were votes are submitted.  The preferred shares are convertible into common shares at the rate of twenty (20) shares of New Common Stock for each single (1) share of Series A Preferred Stock upon no less than 75 days advance notice to the Company.

The Company is authorized to issued Two Hundred Fifty Thousand (250,000) Series B Preferred Shares with each preferred share being convertible into common shares at the rate of twenty (20) shares of New Common Stock for each single (1) share of Series B Preferred Stock upon no less than 75 days advance notice to the Company.  The Series B shares will have one vote per share at any meeting of shareholders where votes are submitted.  No Series B shares are issued, or outstanding.

The Preferred Stock is entitled to preference over the Common Stock with respect to the distribution of assets of the Company in the event of liquidation, dissolution, or winding-up of the Company, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs. The authorized but un-issued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors.

The Directors in their sole discretion have the power to determine the preferences, limitations, and relative rights of each series of Preferred Stock within the limits set forth in the Nevada Business Corporations Act.

No Cumulative Voting Rights.  Our stock does not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting in an election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) would not be able to elect any directors.

No Preemptive Rights. The stockholders of the Company do not have a preemptive right to acquire the Company’s unissued shares.

Action by Majority Consent of Stockholders.   Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Right to Amend Bylaws. The Bylaws of the Company may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the stockholders. The Board of Directors has the power to make, alter, amend and repeal the Bylaws of the Company. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any stockholders’ meeting.

Anti-Takeover Provisions. As a Nevada corporation, the Company is subject to the Nevada Control Share Acquisition Statute (Nevada Revised Statutes Sections 78.378 to 78.3793). This statute could have the effect of delaying or preventing a change in control of the Company under certain circumstances.

Other. As a Nevada corporation, shares of the Company’s Common Stock are subject to all applicable provisions of Nevada law.

Form of Proposed Amendment to the Articles of Incorporation.

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

GULFMARK ENERGY, INC.

The undersigned hereby executes the following Articles of Amendment to the Articles of Incorporation under the provisions of the laws of the State of Nevada pursuant to NRS 78.

The Articles of Incorporation are hereby amended as follows:

ARTICLE I - Name is hereby amended to read as follows:

The name of the corporation is GAMBIT ENERGY, INC.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 98.2% voting common stock and 100% voting preferred stock.

Dated this _______ day of _________________, 2011.

___________________________

Michael R. Ward, President

Identification of Directors, Executive Officers, Promoters and Control Persons

The following table sets forth information regarding the our directors and executive officers.

Name	Age	Positions and Office
Michael R. Ward	55	President, CEO, CFO, Director
Royis Ward	79	Vice President, Chairman Board
Terrence J. Dunne	62	Director
Martyn A. Powell	58	Director, Secretary

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors may seek other qualified individuals to serve on the Board and to form committees to do the Board’s work. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors.

Except as set forth in the brief account of business experience below, none of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years and that is material to the evaluation of the ability or integrity of any of the Company’s directors, director nominees or executive officers.

Michael Ward, President and Chief Executive Officer, Chief Financial Officer, Director

Mr. Ward founded Gulfmark Energy Group, Inc., Gulfmark Resources, Inc. and Blanco Drilling, Inc. in August 2010 together with his father.  The companies were formed to focus their considerable oil and gas experience on acquisition, exploration, drilling, development, production and sale of natural gas, crude oil, and natural gas liquids, primarily from conventional reservoirs within the State of Texas.   The companies acquired a premier lease in Zavala County, Texas and two oilfield drilling units with the plan develop Company properties.

From May 2007 through July 2010, Mr. Ward was the President and CEO of Bentley Energy Corporation.  Bentley Energy Corporation  engaged in distribution of propane  in Central and South Texas.  Bentley owned and operated various propane distribution companies.   Bentley voluntarily filed for reorganization under Chapter 11 of the federal bankruptcy laws.  The case was filed in the U.S. Bankruptcy Court, Western District of Texas on January 7, 2010. The Case number was 10-50128 and was a Chapter 11 proceeding. The court accepted the company's reorganization plan on, or about July 21, 2010 resulting in the Company's sale to J.P. Energy Holdings, LLC. The Bentley bankruptcy petition was necessary in order to provide protection and continuity for its propane delivery to more than 8,000 customers.  Bentley financed it business with a bank line of credit.  Bentley had  planned  the line of credit would be converted to a 10-year term loan with a 5-year balloon at maturity one year later.  At loan maturity, the bank only offered Bentley a straight 3-year loan term.  Bentley's propane business revenue was subject to seasonal fluctuations because it sold the majority of its propane in the winter months.  Seasonal revenue fluctuations made it impossible for Bentley to meet bank payment obligations on a three year term loan.  Additionally, Bentley's propane suppliers tightened credit and payment terms  This credit squeeze from the bank and suppliers coupled with the unprecedented financial crisis of 2008/2009  precipitated the bankruptcy.  While under bankruptcy protection,  Mr. Ward was able to sell the business, which operates today under a different name.

From 1997 through December 8, 2006, Mr. Ward served as President and CEO of Tidelands Oil and Gas Corporation, then a publicly held corporation quoted on the OTC Bulletin Board.  Tidelands was involved in production and exploration, drilling, gas processing and pipeline transmission.  The company was  instrumental in creating an expedited process for a cross border gas transmission pipeline from  Eagle Pass, Texas to Piedras Negras, Mexico.  This international pipeline crossing process was coordinated between Tidelands, the Texas Railroad Commission, FERC and PEMEX.

Mr. Ward has more than 30 years of diversified experience as an oil and gas professional. He was educated in business management and administration at Southwest Texas State University and the University of Texas.

Michael has vast experience in the capacity in which he successfully served in operating oil and gas companies in the United States. During the past 20 years, Michael has been associated with Century Energy Corporation where his duties and responsibilities included production and drilling superintendent and additionally, he supervised 300 recompletions and new drills in Duval, Nueces, San Patricio, Jim Wells, Karnes, Dimmit, Maverick & Zavala Counties of Texas. In addition to Texas, Michael also drilled over 40 wells in Illinois and Kansas.

With his association with Omega Minerals, Inc., he was Vice President and part owner. He spent several months in the United Kingdom and Europe arranging a public offering on the U. K. Exchange. He was President and owner of Major Petroleum Corporation.  He drilled, completed and produced 42 wells in South and West Texas counties.  The company was sold.

Royis Ward, Vice President, Chairman of the Board

Royis Ward began his career as an independent oil and gas operator in 1955 with his own funds and has been actively engaged in the oil and gas industry for approximately 50 years. After attending several business colleges, obtaining numerous business degrees in accounting, he was employed by Southern Union Gas Company in 1952 as a cost accountant, allocating natural gas prices, thereafter he was employed by a large Texas independent oil operator ultimately overseeing the successful drilling and completion of over 1500 producing oil and injection wells and supervising the installation one of the most successfully secondary recovery projects in the State of Texas. After which, he was instrumental in negotiating the sale of the business.

From the period of 1955 until present he has actively pursued the oil and gas industry, including purchasing of leases, staking locations, drilling, completion, producing and operating his own properties, including operating Powell Petroleum Corporation and was appointed Operator under the jurisdiction of the Federal Bankruptcy Courts, save and except, a brief period from early 1966 through 1972 when he moved to Houston and was instrumental in developing commercial real estate under the name of BayTex Development Corporation.

From 1972 until 2003, Mr. Ward was involved in the formation of a number of companies either as President and/or Chief Operating Officer including Omega Petroleum Corporation, Omega Minerals, Inc., Century Energy Corporation, ultimately sold to Texas International Petroleum, Summit Oil and Gas Corporation, and Tidelands Oil Corporation. Tidelands Oil Corporation was merged with Tidelands Gas Corporation in 1996 resulting in the formation of Tidelands Oil and Gas Corporation (TOGC). He was the Chairman of the Board and Vice President of Tidelands Oil & Gas Corporation until October 1, 2003.

After the merger, he formed Regency Energy, Inc., a Texas corporation, and has acted a President and CEO acquiring the 125,000 acres Halsell Ranch, Maverick County, Texas which offset the Conoco Oil Company large Sacatosa Field. Regency was instrumental in the drilling and completion of approximately 125 wells on this property which was later sold the Exploration Company (TXCO) in 2001. After the sale, Regency Energy relocated to Crystal City, Texas where it built an office building, warehouses, shops.

Terrence J. Dunne, Director.

Mr. Dunne was appointed President, CEO, and a director on July 28, 2009. For more than the past five years, Mr. Dunne has operated as a business consultant through his company, Terrence J. Dunne & Associates. Mr. Dunne received his BS, MBA, and Masters in Taxation degrees from Gonzaga University. In addition, Mr. Dunne serves as a director of Gold Crest Mines, Inc., and Rock Energy Resources, Inc.

Martyn J. Powell, Director, Secretary.

Mr. Powell was appointed as Secretary and a director of the Company on November 2, 2009. For the past 20 years, Mr. Powell has been active as a Real Estate Investor and Licensed Realtor in the Greater Seattle Area. Mr. Powell was the President and a Director of Missouri River and Gold Gem Corp, a public company from 1999-2004, at which time control of the company was acquired by Entremetrix Inc, a Nevada Corporation. Mr. Powell was the President and a Director of Aberdeen Idaho Mining Company, a public company from 2002-2004, at which time the control of the company was acquired by MotivNation Inc, a Nevada Corporation. Mr. Powell was the Secretary and a Director of Quad Metals Corporation, a public company from 2001-2003, at which time control of the company was acquired by DataJungle Inc, a Nevada Corporation.

Family Relationships

Royis Ward is the father of Michael Ward.

CORPORATE GOVERNANCE

The Board of Directors has no standing audit, nominating or compensation committees.  The entire board performs the function of each of these committees.

Independence of the Board

The Company is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not require director independence requirements.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, all such insiders have complied with applicable filing requirements.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors and executive officers serving in any capacity for our Company, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  We believe our Code of Ethics is consistent with the requirements of the Sarbanes-Oxley Act of 2002.

EXECUTIVE COMPENSATION

No executive officer or director was compensated by the Company for the fiscal years ended August 31, 2010 or 2009, for work performed that is required to be reported. In addition, the Company provided no stock options, warrants, or stock appreciation rights, and there are no employment contracts or incentive pay agreements with any officer or director.

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Comp ($)	All other Compensation	Total
Michael Ward	2010	$-0-	$ -0-	-0-	-0-	-0-	-0-	$-0-
	2009	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
Royis Ward	2010	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
	2009	$-0-	$ -0-	-0	-0-	-0-	-0-	$-0-
Terrence Dunne	2010	$-0-	$ -0-	-0-	-0-	-0-	-0-	$-0-
	2009	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
Martyn Powell	2010	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
	2009	$-0-	$ -0-	-0	-0-	-0-	-0-	$-0-

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

The Board of Directors of the Company will be responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of the Company. The goals of the Company are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. The Company will provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied to performance, incentive bonuses are available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants. In addition, the Company may set up a pension plan or similar retirement plans.

The Company has no pension, health, annuity, insurance, profit sharing or similar benefit plans.

Outstanding Equity Awards at Fiscal Year-End Table.   None.

Employment Agreements with Executive Officers

The Company not entered into any employment agreement with any officer or director.

Director Compensation

Directors do not receive compensation for their services.

Stock Option Plans.    None.

Contact Information

Gulfmark Energy, Inc. (the "Company") has its principal executive offices located at 45 NE 410 Loop, Suite 495, San Antonio, TX 78216.  The corporate telephone number is (210) 524-9725.

Delivery of Documents to Security Holders Sharing an Address

We will only one copy of this information statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders.   The Company will undertake to deliver promptly, upon written or oral request, a separate copy of the information statement to security holder at a shared address to which a single copy of the documents were delivered and provide instructions as to how a security holder can notify the registrant that the security holder wishes to receive a separate copy of an annual report to security holders, information statement, or Notice of Internet Availability of Proxy Materials, as applicable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this Act, we file periodic reports, documents and other information with the SEC relating to the our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. Our website is intended to provide an inactive, textual reference only. Information on our website is not part of this Information Statement.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of

Date: September 12, 2011

Gulfmark Energy, Inc.

/s/ Michael Ward

____________________________

By: Michael Ward

Director